Exhibit 99.1

ON Semiconductor Reports Third Quarter 2019 Results

•	Revenue of $1,381.8 million

•	GAAP gross margin of 34.4 percent and non-GAAP gross margin of 35.8 percent

•	GAAP operating margin of (3.2) percent and non-GAAP operating margin of 13.0 percent

•	GAAP diluted loss per share of $0.15 and non-GAAP diluted earnings per share of $0.33

PHOENIX, Ariz. – October 27, 2019 – ON Semiconductor Corporation (Nasdaq: ON) today announced that 2019 third quarter revenue was $1,381.8 million, down approximately 10 percent compared to 2018 third quarter revenue. 2019 third quarter revenue was up approximately 3 percent as compared to 2019 second quarter revenue. Third quarter 2019 GAAP financial results include a one-time charge of approximately $170 million to settle all pending intellectual property litigation with Power Integrations, Inc.

“Business conditions show modest signs of improvement as supply chain inventories have normalized and orders are trending along normal seasonality. However, global macroeconomic and geopolitical uncertainty still persists, and visibility into end-market demands remains limited,” said Keith Jackson, President and CEO of ON Semiconductor. “Despite the current challenges, key drivers powering our business remain intact, and we are seeing strong traction in key areas of strategic thrust. We believe that with our investments in automotive, industrial, and cloud-power markets, and into our operations, we are well positioned to deliver strong revenue and margin performance.”

Third Quarter Results (GAAP)

(in millions, except per share data)	3Q 2019	3Q 2018	Year-Over- Year Change	2Q 2019	Sequential Change
Revenue	$1,381.8	$1,541.7	(10)%	$1,347.7	3%
Gross Profit	$475.2	$596.6	(20)%	$499.0	(5)%
Operating Income (Loss)	($43.9)	$241.6	(118)%	$158.3	(128)%
Net Income (Loss) Attributable to ON Semiconductor Corporation	($60.7)	$166.9	(136)%	$101.8	(160)%
Diluted Earnings (Loss) Per Share	($0.15)	$0.38	(139)%	$0.24	(163)%
Diluted Share Count	410.4	435.3	(6)%	417.7	(2)%

Third Quarter Results (Non-GAAP)

(in millions, except per share data)	3Q 2019	3Q 2018	Year-Over- Year Change	2Q 2019	Sequential Change
Revenue	$1,381.8	$1,541.7	(10)%	$1,347.7	3%
Gross Profit	$494.2	$596.8	(17)%	$499.6	(1)%
Operating Income	$179.9	$275.1	(35)%	$211.4	(15)%
Net Income Attributable to ON Semiconductor Corporation	$136.8	$244.9	(44)%	$175.0	(22)%
Diluted Earnings Per Share	$0.33	$0.57	(42)%	$0.42	(21)%
Diluted Share Count	412.3	429.4	(4)%	413.8	—%

Third Quarter Key Cash Flow Items

(in millions)	3Q 2019	3Q 2018	Year-Over- Year Change	2Q 2019	Sequential Change
Cash Taxes, net of indemnification	$14.1	$12.6	12%	$12.9	9%
Operating Cash Flow	$242.2	$358.2	(32)%	$222.4	9%
Free Cash Flow	$130.5	$227.8	(43)%	$68.9	89%

FOURTH QUARTER 2019 OUTLOOK

Based on product booking trends, backlog levels, and estimated turns levels, the Company anticipates 2019 fourth quarter revenue to be approximately $1,350 to $1,400 million.

GAAP gross margin for fourth quarter of 2019 is expected to be between 35.7 percent and 36.7 percent. Non-GAAP gross margin for fourth quarter of 2019 is expected to be between 35.7 percent and 36.7 percent.

The 2019 fourth quarter outlook also includes anticipated stock-based compensation expense of approximately $17 million to $19 million. Net cash paid for income taxes is expected to be $14 million to $18 million.

The following table outlines ON Semiconductor’s projected fourth quarter of 2019 GAAP and non-GAAP outlook.

	Total ON Semiconductor GAAP	Special Items***	Total ON Semiconductor Non-GAAP****
Revenue	$1,350 to $1,400 million		$1,350 to $1,400 million
Gross Margin	35.7% to 36.7%		35.7% to 36.7%
Operating Expenses	$344 to $364 million	$32 to $36 million	$312 to $328 million
Other Income and Expense (including interest expense), net	$38 to $41 million	$9 to $10 million*	$29 to $31 million
Diluted Share Count **	414 million	2 million	412 million

*	Convertible Notes, Non-cash Interest Expense is calculated pursuant to FASB’s Accounting Standards Codification Topic 470: Debt.

**

Diluted share count can vary as a result of, among other things, the actual exercise of options or vesting of restricted stock units, the incremental dilutive shares from the Company’s convertible senior subordinated notes, and the repurchase or the issuance of stock or convertible notes or the sale of treasury shares. In periods in which the quarterly average stock price per share exceeds $18.50, the non-GAAP diluted share count and non-GAAP net income per share include the impact of the Company’s hedge transactions issued concurrently with our 1.00% convertible notes. As such, at an average stock price per share between $18.50 and $25.96, the hedging activity offsets the potentially dilutive effect of the 1.00% convertible notes. In periods when the quarterly average stock price per share exceeds $20.72, the non-GAAP diluted share count and non-GAAP net income per share include the anti-dilutive impact of the Company’s hedge transactions issued concurrently with the 1.625% convertible notes. At an average stock price per share between $20.72 and $30.70, the hedging activity offsets the potentially dilutive effect of the 1.625% convertible notes. Both GAAP and non-GAAP diluted share counts are based on the Company’s stock price as of September 27, 2019.

***

Special items may include: amortization of acquisition-related intangibles; expensing of appraised inventory fair market value step-up; purchased in-process research and development expenses; restructuring, asset impairments and other, net; goodwill impairment charges; gains and losses on debt prepayment; non-cash interest expense; actuarial (gains) losses on pension plans and other pension benefits; and certain other special items, as necessary. These special items are out of our control and could change significantly from period to period. As a result, we are not able to reasonably estimate and separately present the individual impact or probable significance of these special items, and we are similarly unable to provide a reconciliation of the non-GAAP measures. The reconciliation that is unavailable would include a forward-looking income statement, balance sheet and statement of cash flows in accordance with GAAP. For this reason, we use a projected range of the aggregate amount of special items in order to calculate our projected non-GAAP operating expense outlook.

****

We believe these non-GAAP measures provide important supplemental information to investors. We use these measures, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our releases, provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

TELECONFERENCE

ON Semiconductor will host a conference call for the financial community at 9 a.m. Eastern Daylight Time (EDT) on October 28, 2019 to discuss this announcement and ON Semiconductor’s 2019 third quarter results. The Company will also provide a real-time audio webcast of the teleconference on the Investor Relations page of its website at http://www.onsemi.com. The webcast replay will be available at this site approximately one hour following the live broadcast and will continue to be available for approximately 30 days following the conference call. Investors and interested parties can also access the conference call via telephone by dialing (877) 356-3762 (U.S./Canada) or (262) 558-6155 (International). In order to join this conference call, you will be required to provide the Conference ID Number, which is 2876804.

About ON Semiconductor

ON Semiconductor (Nasdaq: ON) is driving energy efficient innovations, empowering customers to reduce global energy use. The Company is a leading supplier of semiconductor-based solutions, offering a comprehensive portfolio of energy efficient power management, analog, sensors, logic, timing, connectivity, discrete, SoC and custom devices. The Company’s products help engineers solve their unique design challenges in automotive, communications, computing, consumer, industrial, medical, aerospace and defense applications. ON Semiconductor operates a responsive, reliable, world-class supply chain and quality program, a robust compliance and ethics program, and a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe and the Asia Pacific regions. For more information, visit http://www.onsemi.com.

# # #

ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the Company references its website in this news release, information on the website is not to be incorporated herein.

Kris Pugsley	Parag Agarwal
Corporate/Media Communications	Vice President - Investor Relations & Corporate Development
ON Semiconductor	ON Semiconductor
(312) 909-0661	(602) 244-3437
kris.pugsley@onsemi.com	investor@onsemi.com

This document contains “forward-looking statements,” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included or incorporated in this document could be deemed forward-looking statements, particularly statements about the future financial performance of ON Semiconductor, including financial guidance for the year ending December 31, 2019. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans” or “anticipates” or by discussions of strategy, plans or intentions. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. Among these factors are our revenue and operating performance; economic conditions and markets (including current financial conditions); risks related to our ability to meet our assumptions regarding outlook for revenue and gross margin as a percentage of revenue; effects of exchange rate fluctuations; the cyclical nature of the semiconductor industry; changes in demand for our products; changes in inventories at our customers and distributors; risks associated with restructuring actions and workforce reductions; technological and product development risks; enforcement and protection of our intellectual property rights and related risks; risks related to the security of our information systems and secured network; availability of raw materials, electricity, gas, water and other supply chain uncertainties; our ability to effectively shift production to other facilities when required in order to maintain supply continuity for our customers; variable demand and the aggressive pricing environment for semiconductor products; our ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality for our current products; risks associated with our acquisitions and dispositions generally, including our ability to realize the anticipated benefits of our acquisitions and dispositions, including our acquisition of Quantenna; risks that acquisitions or dispositions may disrupt our current plans and operations, (including the risk of unexpected costs, charges or expenses resulting from acquisitions or dispositions and difficulties arising from integrating and consolidating acquired businesses, our timely filing of financial information with the Securities and Exchange Commission (“SEC”) for acquired businesses and our ability to accurately predict the future financial performance of acquired businesses); competitor actions, including the adverse impact of competitor product announcements; pricing and gross profit pressures; risks associated with the addition of Huawei Technologies Co., Ltd. and its non-U.S. affiliates and subsidiaries, and other customers, to the U.S. Department of Commerce, Bureau of Industry Security Entity List; loss of key customers; risks associated with restructuring actions and workforce reductions; order cancellations or reduced bookings; changes in manufacturing yields; control of costs and expenses and realization of cost savings and synergies from restructurings; the costs to defend against or pursue litigation and the potential significant costs associated with adverse litigation outcomes; risks associated with decisions to expend cash reserves for various uses in accordance with our capital allocation policy such as debt prepayment, stock repurchases or acquisitions rather than to retain such cash for future needs; risks associated with our substantial leverage and restrictive covenants in our debt agreements that may be in place from time to time; risks associated with our worldwide operations, including changes in trade policies, foreign employment and labor matters associated with unions and collective bargaining arrangements, continuing political unrest in markets in which we do significant business, including Hong Kong, as well as man-made and/or natural disasters affecting our operations or financial results; the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally; risks of changes in U.S. or international tax rates or legislation; risks and costs associated with increased and new regulation of corporate governance and disclosure standards; risks related to new legal requirements; and risks and expenses involving environmental or other governmental regulation. Additional factors that could affect our future results or events are described under Part I, Item 1A “Risk Factors” in our 2018 Annual Report on Form 10-K filed with the SEC on February 20, 2019 (our “2018 Form 10-K”) and from time to time in our other SEC reports. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information, except as may be required by law. You should carefully consider the trends, risks and uncertainties described in this document, our 2018 Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline, and you could lose all or part of your investment. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this cautionary statement.

ON SEMICONDUCTOR CORPORATION

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

(in millions, except per share data)

	Quarters Ended			Nine Months Ended
	September 27, 2019	June 28, 2019	September 28, 2018	September 27, 2019	September 28, 2018
Revenue	$1,381.8	$1,347.7	$1,541.7	$4,116.1	$4,375.2
Cost of revenue (exclusive of amortization shown below)	906.6	848.7	945.1	2,628.2	2,706.2

Gross profit	475.2	499.0	596.6	1,487.9	1,669.0
Gross margin	34.4%	37.0%	38.7%	36.1%	38.1%
Operating expenses:
Research and development	172.8	147.0	166.2	471.6	488.5
Selling and marketing	74.7	73.6	83.1	225.4	242.6
General and administrative	67.8	74.1	73.3	214.8	218.8
Litigation settlement	169.5	—	—	169.5	—
Amortization of acquisition-related intangible assets	29.9	27.5	28.0	83.1	83.3
Restructuring, asset impairments and other, net	4.4	18.1	4.4	28.1	8.0
Goodwill and intangible asset impairment	—	0.4	—	1.6	3.3

Total operating expenses	519.1	340.7	355.0	1,194.1	1,044.5

Operating income (loss)	(43.9)	158.3	241.6	293.8	624.5

Other income (expense), net:
Interest expense	(40.7)	(33.7)	(31.2)	(106.1)	(95.3)
Interest income	2.3	3.0	1.3	7.8	3.3
Loss on debt refinancing and prepayment	(5.8)	(0.4)	(0.6)	(6.2)	(4.6)
Gain on divestiture of business	—	—	0.4	—	5.0
Licensing income	—	—	1.0	—	32.9
Other income (expense)	3.5	(1.0)	3.5	4.6	0.5

Other income (expense), net	(40.7)	(32.1)	(25.6)	(99.9)	(58.2)

Income (loss) before income taxes	(84.6)	126.2	216.0	193.9	566.3
Income tax (provision) benefit	24.6	(23.3)	(48.9)	(36.9)	(102.4)

Net income (loss)	(60.0)	102.9	167.1	157.0	463.9
Less: Net income attributable to non-controlling interest	(0.7)	(1.1)	(0.2)	(1.8)	(2.1)

Net income (loss) attributable to ON Semiconductor Corporation	$(60.7)	$101.8	$166.9	$155.2	$461.8

Net income (loss) per common share attributable to ON Semiconductor Corporation:
Basic	$(0.15)	$0.25	$0.39	$0.38	$1.08

Diluted	$(0.15)	$0.24	$0.38	$0.37	$1.05

Weighted average common shares outstanding:
Basic	410.4	411.9	425.5	411.0	426.1

Diluted	410.4	417.7	435.3	415.3	441.2

ON SEMICONDUCTOR CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEET

(in millions)

	September 27, 2019	June 28, 2019	December 31, 2018
Assets
Cash and cash equivalents	$928.7	$885.2	$1,069.6
Receivables, net	716.6	713.2	686.0
Inventories	1,240.7	1,273.8	1,225.2
Other current assets	187.0	192.0	187.0

Total current assets	3,073.0	3,064.2	3,167.8
Property, plant and equipment, net	2,602.1	2,620.0	2,549.6
Goodwill	1,659.2	1,552.5	932.5
Intangible assets, net	622.6	778.0	566.4
Deferred tax assets	291.5	242.0	266.2
Other assets	273.9	267.8	105.1

Total assets	$8,522.3	$8,524.5	$7,587.6

Liabilities, Non-Controlling Interest and Stockholders’ Equity
Accounts payable	$534.1	$542.9	$671.7
Accrued expenses and other current liabilities	730.9	618.2	659.1
Current portion of long-term debt	736.6	105.7	138.5

Total current liabilities	2,001.6	1,266.8	1,469.3
Long-term debt	2,878.8	3,550.8	2,627.6
Deferred tax liabilities	59.8	58.9	54.8
Other long-term liabilities	342.5	350.1	241.8

Total liabilities	5,282.7	5,226.6	4,393.5
ON Semiconductor Corporation stockholders’ equity:
Common stock	5.6	5.6	5.6
Additional paid-in capital	3,779.1	3,757.6	3,702.3
Accumulated other comprehensive loss	(55.6)	(53.4)	(37.9)
Accumulated earnings	1,134.8	1,195.5	979.6
Less: Treasury stock, at cost	(1,648.6)	(1,631.0)	(1,478.0)

Total ON Semiconductor Corporation stockholders’ equity	3,215.3	3,274.3	3,171.6
Non-controlling interest	24.3	23.6	22.5

Total stockholders’ equity	3,239.6	3,297.9	3,194.1

Total liabilities and stockholders’ equity	$8,522.3	$8,524.5	$7,587.6

ON SEMICONDUCTOR CORPORATION

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) ADJUSTED EBITDA AND

NET CASH PROVIDED BY OPERATING ACTIVITIES

(in millions)

	Quarters Ended			Nine Months Ended
	September 27, 2019	June 28, 2019	September 28, 2018	September 27, 2019	September 28, 2018
Net income (loss)	$(60.0)	$102.9	$167.1	$157.0	$463.9
Adjusted for:
Licensing income	—	—	(1.0)	—	(32.9)
R&D costs related to licensing income	—	—	0.5	—	7.0
Restructuring, asset impairments and other, net	4.4	18.1	4.4	28.1	8.0
Goodwill and intangible asset impairment	—	0.4	—	1.6	3.3
Interest expense	40.7	33.7	31.2	106.1	95.3
Interest income	(2.3)	(3.0)	(1.3)	(7.8)	(3.3)
Loss on debt refinancing and prepayment	5.8	0.4	0.6	6.2	4.6
Litigation settlement	169.5	—	—	169.5	—
Income tax provision (benefit)	(24.6)	23.3	48.9	36.9	102.4
Net income attributable to non-controlling interest	(0.7)	(1.1)	(0.2)	(1.8)	(2.1)
Depreciation and amortization	151.3	144.0	127.1	431.1	372.5
Amortization of fair market value step-up of inventory	19.0	0.6	0.2	19.6	0.4
Gain on divestiture of business	—	—	(0.4)	—	(5.0)
Adjustment to contingent consideration	—	—	—	—	(2.1)
Third party acquisition and divestiture related costs	1.0	6.5	0.4	10.8	2.9
Indemnification gain	(2.9)	—	—	(7.8)	—

Adjusted EBITDA	301.2	325.8	377.5	949.5	1,014.9

Increase (decrease):
Licensing income	—	—	1.0	—	32.9
R&D costs related to licensing income	—	—	(0.5)	—	(7.0)
Restructuring, asset impairments and other, net	(4.4)	(18.1)	(4.4)	(28.1)	(8.0)
Interest expense	(40.7)	(33.7)	(31.2)	(106.1)	(95.3)
Interest income	2.3	3.0	1.3	7.8	3.3
Litigation settlement	(169.5)	—	—	(169.5)	—
Income tax (provision) benefit	24.6	(23.3)	(48.9)	(36.9)	(102.4)
Net income attributable to non-controlling interest	0.7	1.1	0.2	1.8	2.1
Amortization of fair market value step-up of inventory	(19.0)	(0.6)	(0.2)	(19.6)	(0.4)
Adjustment to contingent consideration	—	—	—	—	2.1
Third party acquisition and divestiture related costs	(1.0)	(6.5)	(0.4)	(10.8)	(2.9)
Indemnification gain	2.9	—	—	7.8	—
Loss on sale or disposal of fixed assets	0.1	—	1.2	0.5	3.6

ON SEMICONDUCTOR CORPORATION

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA AND

NET CASH PROVIDED BY OPERATING ACTIVITIES (Continued)

(in millions)

	Quarters Ended			Nine Months Ended
	September 27, 2019	June 28, 2019	September 28, 2018	September 27, 2019	September 28, 2018
Amortization of debt discount and issuance costs	3.3	3.4	3.1	9.9	9.8
Payments for term debt modification	—	—	—	—	(1.1)
Share-based compensation expense	14.7	27.3	17.9	61.7	59.4
Non-cash interest on convertible notes	9.5	9.3	9.0	27.9	26.6
Non-cash asset impairment charges	—	2.9	2.6	2.9	4.6
Change in deferred tax balances	(21.5)	3.3	36.7	10.8	79.9
Other	(0.1)	2.9	(2.8)	(1.5)	(5.8)
Changes in assets and liabilities	139.1	(74.4)	(3.9)	(105.1)	(163.1)

Net cash provided by operating activities	$242.2	$222.4	$358.2	603.0	$853.2

Cash flows from investing activities:
Purchase of property, plant and equipment	$(111.7)	$(153.5)	$(130.4)	$(422.2)	$(382.8)
Proceeds from sales of property, plant and equipment	0.1	1.4	0.3	1.5	6.3
Deposits utilized (made) for purchase of property, plant and equipment	0.1	9.8	8.1	(0.2)	(5.6)
Purchase of business, net of cash acquired	(21.0)	(867.0)	(0.2)	(888.0)	(70.9)
Purchase of license and deposit made for manufacturing facility	—	(100.0)	—	(100.0)	—
Proceeds from divestiture of business and release of escrow	—	5.0	1.7	5.0	7.3
Proceeds from repayment of note receivable	—	—	—	—	10.2
Equity method investment	—	—	—	—	(19.8)

Net cash used in investing activities	$(132.5)	$(1,104.3)	$(120.5)	(1,403.9)	$(455.3)

Cash flows from financing activities:
Proceeds for the issuance of common stock under the ESPP	5.8	6.4	$11.8	$19.6	$18.7
Proceeds from exercise of stock options	0.4	0.4	0.1	1.3	4.4
Payment of tax withholding for RSUs	(4.4)	(1.1)	(9.3)	(31.6)	(29.2)
Repurchase of common stock	(13.2)	(50.8)	(75.0)	(139.0)	(115.0)
Borrowings under debt agreements	500.5	900.0	0.7	1,404.8	8.2
Payment of debt issuance and other financing costs	(17.2)	(4.7)	—	(21.9)	—
Repayment of long-term debt	(541.5)	(26.4)	(64.5)	(580.1)	(279.9)
Release of escrow related to prior acquisition	(10.4)	—	—	(10.4)	—
Payment of finance lease obligations	(0.2)	(0.2)	(0.1)	(0.6)	(3.3)

Net cash provided by (used in) financing activities	$(80.2)	$823.6	$(136.3)	642.1	$(396.1)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	0.1	0.3	(0.6)	0.4	0.1

Net increase (decrease) in cash, cash equivalents and restricted cash	$29.6	$(58.0)	$100.8	(158.4)	$1.9

ON SEMICONDUCTOR CORPORATION

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA AND

NET CASH PROVIDED BY OPERATING ACTIVITIES (Continued)

(in millions)

	Quarters Ended			Nine Months Ended
	September 27, 2019	June 28, 2019	September 28, 2018	September 27, 2019	September 28, 2018
Cash, cash equivalents and restricted cash, beginning of period	899.1	957.1	867.7	1,087.1	966.6

Cash, cash equivalents and restricted cash, end of period	$928.7	$899.1	$968.5	928.7	$968.5

ON SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES

(in millions, except per share and percentage data)

	Quarters Ended			Nine Months Ended
	September 27, 2019	June 28, 2019	September 28, 2018	September 27, 2019	September 28, 2018
Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$475.2	$499.0	$596.6	$1,487.9	$1,669.0

Special items:
a) Expensing of appraised inventory at fair market value step-up	19.0	0.6	0.2	19.6	0.4

Total special items	19.0	0.6	0.2	19.6	0.4

Non-GAAP gross profit	$494.2	$499.6	$596.8	$1,507.5	$1,669.4

Reconciliation of GAAP gross margin to non-GAAP gross margin:
GAAP gross margin	34.4%	37.0%	38.7%	36.1%	38.1%

Special items:
a) Expensing of appraised inventory at fair market value step-up	1.4%	0.1%	—%	0.5%	—%

Total special items	1.4%	0.1%	—%	0.5%	0.1%

Non-GAAP gross margin	35.8%	37.1%	38.7%	36.6%	38.2%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP operating expenses	$519.1	$340.7	$355.0	$1,194.1	$1,044.5

Special items:
a) Amortization of acquisition-related intangible assets	(29.9)	(27.5)	(28.0)	(83.1)	(83.3)
b) Restructuring, asset impairments and other, net	(4.4)	(18.1)	(4.4)	(28.1)	(8.0)
c) Goodwill and intangible asset impairment	—	(0.4)	—	(1.6)	(3.3)
d) Third party acquisition and divestiture related costs	(1.0)	(6.5)	(0.4)	(10.8)	(2.9)
e) R&D costs related to licensing income	—	—	(0.5)	—	(7.0)
f) Litigation settlement	(169.5)	—	—	(169.5)	—

Total special items	(204.8)	(52.5)	(33.3)	(293.1)	(104.5)

Non-GAAP operating expenses	$314.3	$288.2	$321.7	$901.0	$940.0

Reconciliation of GAAP operating income (loss) to non-GAAP operating income (loss):
GAAP operating income (loss)	$(43.9)	$158.3	$241.6	$293.8	$624.5

Special items:
a) Expensing of appraised inventory at fair market value step-up	19.0	0.6	0.2	19.6	0.4
b) Amortization of acquisition-related intangible assets	29.9	27.5	28.0	83.1	83.3
c) Restructuring, asset impairments and other, net	4.4	18.1	4.4	28.1	8.0
d) Goodwill and intangible asset impairment	—	0.4	—	1.6	3.3
e) Third party acquisition and divestiture related costs	1.0	6.5	0.4	10.8	2.9

ON SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES (Continued)

(in millions, except per share and percentage data)

	Quarters Ended			Nine Months Ended
	September 27, 2019	June 28, 2019	September 28, 2018	September 27, 2019	September 28, 2018
f) R&D costs related to licensing income	—	—	0.5	—	7.0
g) Litigation settlement	169.5	—	—	169.5	—

Total special items	223.8	53.1	33.5	312.7	104.9

Non-GAAP operating income	$179.9	$211.4	$275.1	$606.5	$729.4

Reconciliation of GAAP operating margin to non-GAAP operating margin (operating income / revenue):
GAAP operating margin	(3.2)%	11.7%	15.7%	7.1%	14.3%

Special items:
a) Expensing of appraised inventory at fair market value step-up	1.4%	0.1%	—%	0.5%	—%
b) Amortization of acquisition-related intangible assets	2.2%	2.0%	1.8%	2.0%	1.9%
c) Restructuring, asset impairments and other, net	0.3%	1.3%	0.3%	0.7%	0.2%
d) Goodwill and intangible asset impairment	—%	—%	—%	—%	0.1%
e) Third party acquisition and divestiture related costs	0.1%	0.5%	—%	0.3%	0.1%
f) R&D costs related to licensing income	—%	—%	—%	—%	0.2%
g) Litigation settlement	12.3%	—%	—%	4.1%	—%

Total special items	16.2%	4.0%	2.1%	7.6%	2.4%

Non-GAAP operating margin	13.0%	15.7%	17.8%	14.7%	16.7%

Reconciliation of GAAP income (loss) before income taxes to non-GAAP income before income taxes:
GAAP income (loss) before income taxes	$(84.6)	$126.2	$216.0	$193.9	$566.3

Special items:
a) Expensing of appraised inventory at fair market value step-up	19.0	0.6	0.2	19.6	0.4
b) Amortization of acquisition-related intangible assets	29.9	27.5	28.0	83.1	83.3
c) Restructuring, asset impairments and other, net	4.4	18.1	4.4	28.1	8.0
d) Goodwill and intangible asset impairment	—	0.4	—	1.6	3.3
e) Third party acquisition and divestiture related costs	1.0	6.5	0.4	10.8	2.9
f) R&D costs related to licensing income	—	—	0.5	—	7.0
g) Litigation settlement	169.5	—	—	169.5	—
h) Loss on debt refinancing and prepayment	5.8	0.4	0.6	6.2	4.6
i) Non-cash interest on convertible notes	9.5	9.3	9.0	27.9	26.6
j) Indemnification gain	(2.9)	—	—	(7.8)	—
k) Adjustment to contingent consideration	—	—	—	—	(2.1)
l) Licensing income	—	—	(1.0)	—	(32.9)
m) Gain on divestiture of business	—	—	(0.4)	—	(5.0)

ON SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES (Continued)

(in millions, except per share and percentage data)

	Quarters Ended			Nine Months Ended
	September 27, 2019	June 28, 2019	September 28, 2018	September 27, 2019	September 28, 2018
Total special items	236.2	62.8	41.7	339.0	96.1

Non-GAAP income before income taxes	$151.6	$189.0	$257.7	$532.9	$662.4

Reconciliation of GAAP net income (loss) attributable to ON Semiconductor Corporation to non-GAAP net income attributable to ON Semiconductor Corporation:
GAAP net income (loss) attributable to ON Semiconductor Corporation	$(60.7)	$101.8	$166.9	$155.2	$461.8

Special items:
a) Expensing of appraised inventory at fair market value step-up	19.0	0.6	0.2	19.6	0.4
b) Amortization of acquisition-related intangible assets	29.9	27.5	28.0	83.1	83.3
c) Restructuring, asset impairments and other, net	4.4	18.1	4.4	28.1	8.0
d) Goodwill and intangible asset impairment	—	0.4	—	1.6	3.3
e) Third party acquisition and divestiture related costs	1.0	6.5	0.4	10.8	2.9
f) R&D costs related to licensing income	—	—	0.5	—	7.0
g) Litigation settlement	169.5	—	—	169.5	—
h) Loss on debt refinancing and prepayment	5.8	0.4	0.6	6.2	4.6
i) Non-cash interest on convertible notes	9.5	9.3	9.0	27.9	26.6
j) Indemnification gain	(2.9)	—	—	(7.8)	—
k) Adjustment to contingent consideration	—	—	—	—	(2.1)
l) Licensing income	—	—	(1.0)	—	(32.9)
m) Gain on divestiture of business	—	—	(0.4)	—	(5.0)
n) Adjustment of income taxes	(38.7)	10.4	36.3	(5.4)	57.4

Total special items	197.5	73.2	78.0	333.6	153.5

Non-GAAP net income attributable to ON Semiconductor Corporation	$136.8	$175.0	$244.9	$488.8	$615.3

Adjustment of income taxes:
Tax adjustment for special items (1)	$(49.6)	$(13.2)	$(8.8)	$(71.2)	$(20.2)
Other non-GAAP tax adjustment (2)	10.9	20.0	45.1	61.8	77.6
Tax indemnified by third parties	—	3.6	—	4.0	—

Total adjustment of income taxes	$(38.7)	$10.4	$36.3	$(5.4)	$57.4

Reconciliation of GAAP diluted share count to non-GAAP diluted share count:
GAAP diluted share count	410.4	417.7	435.3	415.3	441.2
Special items:
a) Less: dilutive share count attributable to convertible notes	—	(3.9)	(5.9)	(2.6)	(10.4)
b) Add: dilutive shares attributed to share-based awards	1.9	—	—	0.6	—

Total special items	1.9	(3.9)	(5.9)	(2.0)	(10.4)

ON SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES (Continued)

(in millions, except per share and percentage data)

	Quarters Ended			Nine Months Ended
	September 27, 2019	June 28, 2019	September 28, 2018	September 27, 2019	September 28, 2018
Non-GAAP diluted share count	412.3	413.8	429.4	413.3	430.8

Non-GAAP diluted earnings per share:
Non-GAAP net income attributable to ON Semiconductor Corporation	$136.8	$175.0	$244.9	$488.8	$615.3
Non-GAAP diluted share count	412.3	413.8	429.4	413.3	430.8

Non-GAAP diluted earnings per share	$0.33	$0.42	$0.57	$1.18	$1.43

Reconciliation of net cash provided by operating activities to free cash flow:
Net cash provided by operating activities	$242.2	$222.4	$358.2	$603.0	$853.2
Special items:
a) Purchase of property, plant and equipment	(111.7)	(153.5)	(130.4)	(422.2)	(382.8)

Total special items	(111.7)	(153.5)	(130.4)	(422.2)	(382.8)

Free cash flow	$130.5	$68.9	$227.8	$180.8	$470.4

(1)	Tax impact of non-GAAP special items (a-m) is calculated using the federal statutory rate of 21% for all periods presented.
(2)

The income tax adjustment primarily represents the use of the net operating loss, non-cash impact of not asserting indefinite reinvestment on earnings of our foreign subsidiaries, deferred tax expense not affecting taxes payable, and non-cash expense (benefit) related to uncertain tax positions.

Certain of the amounts in the above tables may not total due to rounding of individual amounts.

Total share-based compensation expense related to the Company’s stock options, restricted stock units, stock grant awards and employee stock purchase plan is included below.

	Quarters Ended			Nine Months Ended
	September 27, 2019	June 28, 2019	September 28, 2018	September 27, 2019	September 28, 2018
Cost of revenue	$2.3	$3.5	$1.7	$7.7	$5.1
Research and development	3.4	5.4	3.4	12.4	10.6
Selling and marketing	2.7	4.6	3.3	11.1	10.5
General and administrative	6.3	13.8	9.5	30.5	33.2

Total share-based compensation expense	$14.7	$27.3	$17.9	$61.7	$59.4

NON-GAAP MEASURES

To supplement the consolidated financial results prepared in accordance with GAAP, ON Semiconductor uses certain non-GAAP measures, which are adjusted from the most directly comparable GAAP measures to exclude items related to the amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step-up, inventory valuation adjustments, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, actuarial (gains) losses on pension plans and other pension benefits, third party acquisition and divestiture related costs, tax impact of these items and certain other non-recurring items, as necessary. Management does not consider the effects of these items in evaluating the core operational activities of ON Semiconductor. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate ON Semiconductor’s current performance. In addition, the Company believes that most analysts covering ON Semiconductor use the non-GAAP measures to evaluate ON Semiconductor’s performance. Given management’s and other relevant use of these non-GAAP measures, ON Semiconductor believes these measures are important to investors in understanding ON Semiconductor’s current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in ON Semiconductor’s core business across different time periods. These non-GAAP measures are not prepared in accordance with, and should not be considered alternatives or necessarily superior to, GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that represents net income before interest expense, interest income, provision for income taxes, depreciation and amortization expense and special items. We use the adjusted EBITDA measure for internal managerial evaluation purposes, as a means to evaluate period-to-period comparisons and as a performance metric for the vesting and release of certain of our performance-based equity awards. SEC Regulation G and other federal securities laws regulate the use of financial measures that are not prepared in accordance with generally accepted accounting principles. We believe this measure provides important supplemental information to investors. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance.

Non-GAAP Revenue

The use of non-GAAP revenue allows management to evaluate, among other things, the revenue from the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of special items. In addition, non-GAAP revenue is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate the Company’s revenue generation performance relative to the direct costs of operations of ON Semiconductor’s core businesses.

Non-GAAP Gross Profit and Gross Margin

The use of non-GAAP gross profit and gross margin allows management to evaluate, among other things, the gross margin and gross profit of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally speaking, expensing of appraised inventory fair market value step-up and the impact from the change in revenue recognition on distributor sales. In addition, it is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of ON Semiconductor’s core businesses.

Non-GAAP Operating Income and Operating Margin

The use of non-GAAP operating income and operating margin allows management to evaluate, among other things, the operating margin and operating income of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally speaking, expensing of appraised inventory fair market value step-up, the impact from the change in revenue recognition on distributor sales, amortization and impairments of intangible assets, third party acquisition and divestiture related costs, restructuring charges and certain other special items as necessary. In addition, it is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate the Company’s revenue generation performance relative to the direct costs of operations of ON Semiconductor’s core businesses.

NON-GAAP MEASURES (Continued)

Non-GAAP Net Income Attributable to ON Semiconductor and Non-GAAP Diluted Earnings Per Share

The use of non-GAAP net income attributable to ON Semiconductor and non-GAAP diluted earnings per share allows management to evaluate the operating results of ON Semiconductor’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally, the amortization and impairments of intangible assets, expensing of appraised inventory fair market value step-up, the impact from the change in revenue recognition on distributor sales, restructuring, gains and losses on debt prepayment, non-cash interest expense, actuarial (gains) losses on pension plans and other pension benefits, third party acquisition and divestiture related costs, tax indemnification by third parties, tax impact of these items and other non-GAAP adjustments and certain other special items, as necessary. In addition, these items are important components of management’s internal performance measurement and incentive and reward process, as they are used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, setting targets and forecasting future results. Management presents these non-GAAP financial measures to enable investors and analysts to understand the results of operations of ON Semiconductor’s core businesses and, to the extent comparable, to compare our results of operations on a more consistent basis against those of other companies in our industry.

Free Cash Flow

The use of free cash flow allows management to evaluate, among other things, the ability of the Company to make interest or principal payments on its debt. Free cash flow is defined as the difference between cash flow from operating activities and capital expenditures disclosed under investing activities in the consolidated statement of cash flows. Free cash flow is not an alternate to cash flow from operating activities as a measure of liquidity. It is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of operations of ON Semiconductor’s core businesses.

Non-GAAP Diluted Share Count

The use of non-GAAP diluted share count allows management to evaluate, among other things, the potential dilution due to the outstanding stock options and restricted stock units excluding the dilution from the convertible notes that is covered by hedging activity up to a certain threshold. In periods when the quarterly average stock price per share exceeds $18.50, the non-GAAP diluted share count includes the anti-dilutive impact of the Company’s hedge transactions issued concurrently with the 1.00% convertible notes. As such, at an average stock price per share between $18.50 and $25.96, the hedging activity offsets the potentially dilutive effect of the 1.00% convertible notes.

In periods when the quarterly average stock price per share exceeds $20.72, the non-GAAP diluted share count includes the anti-dilutive impact of the Company’s hedge transactions issued concurrently with the 1.625% convertible notes. As such, at an average stock price per share between $20.72 and $30.70, the hedging activity offsets the potentially dilutive effect of the 1.625% convertible notes.